                                                                  EXHIBIT 11.2

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF DILUTED EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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


                                                           Thirty-Nine                       Thirteen
                                                           Weeks Ended                     Weeks Ended
                                                  ---------------------------     ---------------------------
                                                     Sept. 28,      Sept. 29,         Sept. 28,     Sept. 29,
                                                          2002           2001              2002          2001
                                                  ------------   ------------     -------------   -----------

Net income                                        $     34,703   $     31,217     $     13,941   $     11,930
                                                  ============   ============     ============   ============

Average number of common shares                         16,223         16,838           16,224         16,501

  Plus: Incremental shares from
    assumed exercise of stock
    options                                                624            432              651            442
                                                  ------------   ------------     ------------   ------------
Average number of common shares
    and common share equivalents
    outstanding                                         16,847         17,270           16,875         16,943
                                                  ============   ============     ============   ============

Diluted earnings per share                        $       2.06   $       1.81     $       0.83   $       0.70
                                                  ============   ============     ============   ============

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